FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT (this "Amendment") is made and entered into on this 17th day of September, 1997 by and between BALCOR/COLONIAL STORAGE INCOME FUND-85, an Illinois limited partnership ("Seller") and VALUE STORAGE, LTD, a Texas limited partnership ("Purchaser").

     WHEREAS, Seller and Purchaser entered into that certain Agreement of Sale dated September 3, 1997 (the "Agreement") pursuant to which Seller agreed to sell and Purchaser agreed to purchase sixty-nine (69) separate self-storage properties located in the states of North Carolina, South Carolina, Georgia, Mississippi, Missouri, New Mexico, Arkansas, Texas and Oklahoma, which properties are legally described in Exhibit B of the Agreement (collectively, the "Real Properties" and individually a "Real Property");

     WHEREAS, pursuant to the Agreement, Purchaser and Seller agreed to attempt to find a mutually satisfactory resolution to any "Unpermitted Exceptions" established by Purchaser in accordance with the terms of the Agreement;

     WHEREAS, Seller and Purchaser desire to enter into this Amendment to provide for the resolution of the Unpermitted Exceptions.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

     2. Title Review. Purchaser hereby acknowledges that Purchaser has reviewed the title commitments issued by American Title Company (the "Title Insurer") as agent for Lawyers Title Insurance Company listed on Exhibit A attached hereto (the "Title Commitments"), the Documents of Record, and the Updated Surveys. Purchaser has delivered to Seller a list of Unpermitted Exceptions as called for in Paragraph 3 of the Agreement, including exceptions regarding the flood zone status of the properties (collectively, the "Unpermitted Exceptions" and individually, an "Unpermitted Exception"), which list of Unpermitted Exceptions is based upon Purchaser's review of the Title Commitments, Documents of Record, and Updated Surveys. Notwithstanding anything contained in the Agreement to the contrary, Purchaser hereby agrees to take title to the Properties subject to the Unpermitted Exceptions, except those Unpermitted Exceptions relating to the payment of any mortgages and current real estate taxes, and waives any rights for claims arising out of the Unpermitted Exceptions. Seller agrees to pay for any additional survey work which may be required in the course of resolving Purchaser's title objections.

     3. Capital Improvements Reserve. At Closing, Seller shall fund $100,000.00 from the sale proceeds into Purchaser's Capital Improvements Reserve between Purchaser and Purchaser's lender to compensate Purchaser for assuming those Unpermitted Exceptions not otherwise cured or removed by

Purchaser prior to Closing. In addition, Purchaser shall receive a credit from Seller in the amount of $55,000.00 against the Purchase Price to compensate Purchaser for Purchaser's attorneys' fees and other costs incurred in connection with resolving the Unpermitted Exceptions.

     4. Insurance Reserve. At Closing, Seller shall fund into Purchaser's Insurance Reserve between Purchaser and Purchaser's lender the amount of $100,000.00 to compensate Purchaser for the cost of obtaining flood insurance covering those Properties with improvements located within the 100-year flood plain.

     5. Amsdell Lis Pendens. If (a) Amsdell, or an affiliate, files a lis pendens against any of the Real Properties before the Closing resulting in a new Unpermitted Exception, (b) Seller is not able to either bond over (in a manner acceptable to Purchaser), cure and/or have any such new Unpermitted Exception removed from the Title Commitment or to have Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exception within ninety (90) days after the otherwise scheduled Closing Date, and (c) the Agreement is terminated as a result thereof, then Purchaser shall receive from Seller an amount equal to $300,000.00 to reimburse Purchaser for its costs and expenses incurred in connection with the negotiations, execution and performance of its due diligence hereunder. In such event, the time of Closing shall be delayed, if necessary, to give affect to said aforementioned time periods. The parties agree that Purchaser shall have the right to terminate the Agreement upon written notice to Seller in the event clauses 5(a) and (b) above have occurred.

     6. Environmental Escrow. Seller and Purchaser hereby agree that those funds which would otherwise be deposited into the Environmental Escrow pursuant to the terms of the Agreement (the "Environmental Costs") shall not be deposited into such Environmental Escrow, but shall instead be deposited into Purchaser's Environmental Reserve between Purchaser and Purchaser's lender at Closing. If Purchaser's lender shall refund any portion of the Environmental Costs to Purchaser after Closing on or before October 31, 1998, Purchaser shall pay such amount to Seller.

     7. Review of Environmental Reports. Purchaser acknowledges that the outside date for delivery of the Environmental Reports shall be extended until September 30, 1997. Purchaser shall have until the date thirty (30) days after the date of Purchaser's receipt of the last Environmental Report from Seller to deliver to Seller the Real Property Cost and the Purchaser Estimate for each of the Environmental Material Defects.

     8. Escrow Agreement. Purchaser and Seller hereby agree that the Earnest Money shall not be delivered to Seller until the Closing Date, notwithstanding any contradictory terms contained in that certain Earnest Money Escrow by and among Purchaser, Seller and Title Insurer.

     9. Transfer of Contributions and Credits. Purchaser shall have the right to increase or decrease, at Purchaser's discretion, the amount of the Seller's
(i) contribution to the Capital Improvements Reserve, (ii) contribution to the Insurance Reserve or (iii) credit against the Purchase

Price for legal fees, so long as the total contribution, plus credits made to Purchaser pursuant to Paragraphs 3 and 4 hereof, does not exceed $255,000.00.

     10. Full Force and Effect and Counterparts. Except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller and Purchaser may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.

                         [EXECUTION PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first set forth above.


                           PURCHASER:

                           VALUE STORAGE, LTD., a Texas limited partnership

                           By:   VALSTOR, Inc., a Texas corporation,
                                 its general partner

                                 By:   /s/ Steven E. Smathers
                                      ------------------------------------
                                 Name:     Counsel for Valstor
                                      ------------------------------------
                                 Its:
                                      ------------------------------------

                                          /s/ James E. Sowell, President

                                              by Steven E. Smathers

                                                  by Power of Attorney

                           SELLER:

                           BALCOR/COLONIAL STORAGE INCOME FUND - 85, an Illinois limited partnership

                           By: Balcor Storage Partners - 85, an Illinois general partnership, a general partner

                                 By:   The Balcor Company, a Delaware
                                       corporation, its general partner

                                       By:   /s/ Beth Goldstein
                                             --------------------------------
                                       Name:     Beth Goldstein
                                             --------------------------------
                                       Its:      Authorized Representative
                                             --------------------------------

                           By:   COLONIAL STORAGE 85, INC., a Texas
                                 corporation, a general partner

                                 By:   /s/ Scottie Pruett
                                       ---------------------------------
                                 Name:     Scottie Pruett
                                       ---------------------------------
                                 Its:      Vice President
                                       ---------------------------------

                                   EXHIBIT A

                               TITLE COMMITMENTS

         INDEX OF PROPERTIES IN BALCOR/COLONIAL STORAGE INCOME FUND-85


                                                  Commitment     Effective
Address                    City           State   Reference      Date
-------                    ----           -----   ----------     ---------
5808 Highway 271 South     Fort Smith     AR      97-14134       8-19-97

4011 Midland Blvd.         Fort Smith     AR      97-14133       8-19-97

2990 Pio Nono Ave.         Macon          GA      Case No.       8-18-97
                                                  Balcor-Bibb

218 Eisenhower Drive       Savannah       GA      4-035862-P     4-18-97

9303 Abercorn Extension    Savannah       GA      4-035861-P     4-18-97

7469 Tara Blvd.            Jonesboro      GA      1299.1-O       4-14-97

2960 South Cobb Dr.        Smyrna          GA      1299.4-O       4-14-97

4141 Snapfinger Woods Dr.  Decatur        GA      1299.8-O       4-7-97

3751 Longmire Way          Doraville      GA      1299.7-O       4-7-97

1440 N. Hairston Rd.       Stone Mountain GA      1299.3-O       4-7-97

1604 Camp Lane             Albany         GA      3049637        9-5-97

8457 Roswell Rd.           Dunwoody       GA      1299.6-O       3-24-97

6046 Financial Dr.         Norcross       GA      1299.5-O       4-14-97

95 Green Street            Warner Robins  GA      Balcor-Houston 8-18-97

4155 Milgen Rd.            Columbus       GA      3049639        9-8-97

1881 Gordon Highway        Augusta        GA      3049640        8-29-97

3121 Washington Rd.        Augusta        GA      3049641        8-29-97

3194 South Campbell Ave.   Springfield    MO      971372         8-18-97

2316 Highway 19 North      Meridian       MS      Case No.       9-5-97
                                                  79700702

3513 Highway 45 North      Meridian       MS      Case No.       9-5-97
                                                  79700702

                                                  Commitment     Effective
Address                    City           State   Reference      Date
-------                    ----           -----   ----------     ---------
5502 Chapel Hill Blvd.     Chapel Hill    NC      RA126121-00    4-25-97

3472 Hillsboro Rd.         Durham         NC      RA126125-00    4-25-97

5311 Apex Highway          Durham         NC      RA126124-00    4-25-97

2115 Silas Creek Pkwy.     Winston-Salem  NC      W97001014-00   9-5-97

3125 Cherry Street         Winston-Salem  NC      W97001012-00   9-5-97

3730 West Wendover         Greensboro     NC      G97002041-00   9-8-97

426 S. College Dr.         Wilmington     NC      M97001181-00   9-5-97

4615 West Beryl Rd.        Raleigh        NC      RA126123-00    4-17-97

7012 Glenwood              Raleigh        NC      RA126120-00    4-17-97

1510 West 7th Street       Clovis         NM      10135          9-5-97

2305 East Lohman Ave.      Las Cruces     NM      26834          9-5-97

5604 Tinker Diagonal       Oklahoma City  OK      Case No.       4-15-97
                                                  9709-7637

7800 N. Broadway           Oklahoma City  OK      Case No.       4-15-97
                                                  9709-7637

1412 Poinsett Hwy.         Greenville     SC      2021-7A        9-8-97

2815 White Horse Rd.       Greenville     SC      2021-7B        9-8-97

1513 Denman St.            Lufkin         TX      GF No. 25389   9-4-97

1808 Hampton Rd.           Texarkana      TX      97348COO       8-28-97

3107 S. Lake Drive         Texarkana      TX      97349COO       8-28-97

2000 Country Club Dr.      Carrollton     TX      Case No.       4-9-97
                                                  97MN449981-S

914 N.E. 8th Street        Grand Prairie  TX      Case No.       4-9-97
                                                  97MN449988-Z

3229 Highway 80            Mesquite       TX      Case No.       4-9-97
                                                  97MN449987-Y

1301 S. Stemmons           Lewisville     TX      Case No.       4-8-97
                                                  97MN449979-P

3233 E. Highway 80         Odessa         TX      G.F. No.       3-27-97
                                                  LT97040532

                                                  Commitment     Effective
Address                    City           State   Reference      Date
-------                    ----           -----   ----------     ---------
4701 Osborne Dr.           El Paso        TX      12833          9-1-97

5717 Will Ruth Ave.        El Paso        TX      12849          9-1-97

1005 W. Cotton             Longview       TX      G.F. No.       7-15-97
                                                  JL-970669

1311 Northwest Loop 281    Longview       TX      G.F. No.       7-15-97
                                                  JL-9700669

132 Slaton Highway         Lubbock        TX      003685         9-5-97

1010 Holiday Hill Drive    Midland        TX      00068488       9-2-97
North

5121 North Street          Nacogdoches    TX      Case No.       5-2-97
                                                  97MN450178-F

871 North Forest           Amarillo       TX      97-19308       9-3-97

4000 I-40 East             Amarillo       TX      97-19305       9-3-97

6715 Wolfin Rd.            Amarillo       TX      97-19307       9-3-97

8400 Canyon Dr.            Amarillo       TX      97-19306       9-3-97

2215 West Southwest        Tyler          TX      97-1168        7-16-97
Loop 323

2306 N. Collins Blvd.      Arlington      TX      Case No.       7-25-97
                                                  97MN4499-77

2331 South Collins Blvd.   Arlington      TX      Case No.       7-25-97
                                                  97MN449982-T

3016 S. Cooper             Arlington      TX      Case No.       7-25-97
                                                  97MN449980-R

3208 East Park Row         Arlington      TX      Case No.       7-25-97
                                                  97MN449985-W

3654 West Pioneer Pkwy.    Arlington      TX      Case No.       4-4-97
                                                  97MN44986-X

1320 Norwood Drive         Bedford        TX      Case No.       7-25-97
                                                  97MN44978-N

4917 California Parkway    Fort Worth     TX      Case No.       7-25-97
                                                  97MN449984-V

                                                  Commitment     Effective
Address                    City           State   Reference      Date
-------                    ----           -----   ----------     ---------
5313 East Lancaster        Ft Worth       TX      Case No.       7-25-97
                                                  97MN449983-U

818 South Clack St.        Abilene        TX      File No.       8-8-97
                                                  GF21361

1850 North Clack St.       Abilene        TX      File No.       8-8-97
                                                  GF21361

2826 South Clack St.       Abilene        TX      File No.       8-8-97
                                                  GF21361

2302 Parkview Dr.          San Angelo     TX      G.F. File No.  4-29-97
                                                  9705026

3120 Knickerbocker Rd.     San Angelo     TX      G.F. File No.  4-29-97
                                                  9705015

1515 Mt. Zion Road         Morrow         GA      1299.2-O       4-14-97